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                                                                    EXHIBIT 10.7

             [LOGO OF TRUE NORTH COMMUNICATIONS INC. APPEARS HERE]

                        TRUE NORTH COMMUNICATIONS INC.

                             EMPLOYMENT AGREEMENT
                             --------------------


          EMPLOYMENT AGREEMENT dated as of 10/24/96 between True North Communications Inc., a Delaware corporation (the "Company"), and Gregory W. Blaine (the "Executive").

          WHEREAS, the Company is a global communications holding company which owns companies engaged in the advertising agency business, the multimedia production business, the business of planning and buying of media time and space and related businesses.

          WHEREAS, the Executive currently serves the Company as EVP, True North Communications Inc. and Chairman and CEO, TN Technologies Inc.; and

          WHEREAS, the Company and the Executive desire to enter into this Agreement to provide for the continued employment of the Executive by the Company upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

          1.  EMPLOYMENT.  The Company hereby employs the Executive and the
              ----------
Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of full-time employment of the Executive by the Company pursuant to this Agreement (the "Full-Time Employment Period") shall commence on the date hereof and shall end on December 31, 1997; provided that the Full-Time Employment Period may be extended by the Company as of December 31, 1997 and each December 31 thereafter for one additional year upon mutual consent of the Executive and the Company provided written notice is given not less than six months prior to such December 31.

          2.  POSITION AND DUTIES.  The Company shall employ the Executive
              -------------------
during the Full-Time Employment Period, with the title of Chairman and CEO, TN Technologies Inc. (or such other title as may be mutually agreed upon by the Executive and the Company). During the Full-Time Employment Period, the Executive shall perform faithfully and loyally and to the best of the ExecutiveOs abilities the duties assigned hereunder, shall devote full business time, attention

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and effort to the affairs of the Company and shall use reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing, the Executive may engage in charitable, civic or community activities and, with the prior approval of the Board of Directors of the Company (the "Board"), may serve as a director of any business corporation, provided that such activities or service do not violate the terms of any of the covenants contained in Section 7.

          3.  COMPENSATION.
              ------------

          (a) Annual Base Salary.  With respect to the Full-Time Employment
              ------------------
Period, the Company shall pay to the Executive an annual salary not less than the rate of $400,000 in accordance with the Company's regular payroll practices. The annual base salary will be reviewed periodically in accordance with guidelines applicable to the Company's senior executives generally. Base salary will be adjusted as necessary to take into account any base salary payable from TN Technologies Inc.

          (b) Incentive Compensation.  During the Full-Time Employment Period,
              ----------------------
the Executive will participate in the VIC, DVIC and VISO components of the Company's Performance Program, pursuant to the terms of such plans as they may be amended from time to time. However, for the 1996 bonus year, the VIC component shall not be less than $200,000. Performance Program amounts will be adjusted as necessary to take into account any amounts payable from TN Technologies Inc. incentive compensation programs.

          (c) Other Benefits.  During the Full-Time Employment Period, the
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Executive shall be entitled to participate in the Company's employee benefit plans generally available to senior executives of the Company, including medical, dental, salary continuance, short-term disability, long-term disability, employee life, group life, travel accident insurance plans, pension, profit sharing, stock purchase and nonqualified deferred compensation and retirement plans and the plans or programs for the allowance for or the reimbursement of automobile expenses, financial planning expenses and club dues and any other plans of general application to employees on the date hereof and such plans and programs adopted hereafter for the benefit of senior executives of the Company (all such benefits being hereinafter referred to as the "Employee Benefits"), in the case of plans or programs in effect on the date hereof on terms no less favorable than their terms on the date hereof, subject to modifications of general application to senior executives or all other employees. The Executive shall be entitled to take time off for vacation or illness in accordance with the Company's policy for senior executives and to receive all other fringe benefits as are from time to time made generally available to senior executives of the Company.

          (d) Expense Reimbursement.  During the Full-Time Employment Period,
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the Company shall reimburse the Executive for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies and procedures.

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          4.  TERMINATION OF FULL-TIME EMPLOYMENT PERIOD; SUSPENSION.
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          (a) Qualifying Termination.  For purposes of this Agreement,
              ----------------------
"Qualifying Termination" means (i) termination of the Executive's employment by the Company without cause, (ii) termination by the Company on account of the Executive having become unable (as determined by the Company in good faith) to regularly perform his duties hereunder by reason of illness or incapacity for a period of more than six consecutive months ("Termination for Disability"), (iii) the Executive's death or (iv) termination by the Executive due to the occurrence, without the Executive's express written consent, of any of the following events:

          (1) any of (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position(s), duties, responsibilities or status with the Company at the effective date of this Agreement, (ii) a change in the Executive's reporting responsibilities, titles or offices with the Company, or (iii) any removal or involuntary termination of the Executive from the Company otherwise than as expressly permitted by this Agreement or any failure to re-elect the Executive to any position with the Company held by the Executive at the effective date of this Agreement;

          (2) a reduction by the Company in the Executive's rate of annual base salary;

          (3) any requirement of the Company that the Executive (i) be based anywhere other than at the facility where the Executive is located at the effective date of this Agreement or (ii) travel on Company business to an extent substantially more burdensome than the travel obligations of the Executive at the effective date of this Agreement;

          (4) the failure of the Company to (i) continue in effect any employee benefit plan, compensation plan or employee agreement (inclusive of this Agreement) in which the Executive is participating, unless the Executive is permitted to participate in other plans providing the Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such plan, (ii) provide the Executive and the Executive's dependents welfare benefits including, without limitation, medical, dental, disability, salary continuance, employee life, group life, and travel accident insurance plans and programs in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer Executives of the Company and its affiliated companies, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive or, if more favorable to the Executive, as in

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effect generally at any time thereafter with respect to other peer Executives of the Company and its affiliated companies, (iv) provide an office or offices of a size and with furnishings and other appointments, together with exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer Executives of the Company and its affiliated companies, (v) provide the Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer Executives of the Company and its affiliated companies, or (vi) reimburse the Executive promptly for all reasonable employment expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies, or if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer Executives of the Company and its affiliated companies; or

          (5) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 15.

          For purposes of the Agreement, any good faith determination of a Qualifying Termination made by the Executive shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken by the Company in good faith and which is remedied by such Company promptly (the latter of 60 days or as soon as reasonably practicable) after receipt of written notice thereof given by the Executive shall not constitute a Qualifying Termination.

          (b) Nonqualifying Termination.  For purposes of this Agreement,
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"Nonqualifying Termination" means a termination of the Executive's employment
(i) by the Company for Cause, or (ii) by the Executive for any reason other than for a Qualifying Termination.

          (c) Definition of Cause.  For purposes of this Agreement, "Cause"
              -------------------
means (i) a material breach by an Executive of those duties and responsibilities of the Executive which do not differ in any material respect from the duties and responsibilities of the Executive (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (ii) the commission by the Executive of a felony involving moral turpitude.

          (d) Suspension.  If the Company shall determine that the Executive has
              ----------
committed any act or acts which constitute Cause and shall notify the Executive thereof in writing and if the Executive shall deny that he committed such act or acts

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or that such act or acts constitute Cause and shall notify the Company of such denial in writing within seven days following the Company's written notice to the Executive, the Board may, in its sole and absolute discretion, suspend the Executive with full compensation and benefits during the pendency of any investigation or arbitration with respect thereto.

          5.  CONSEQUENCES OF TERMINATION OF FULL-TIME EMPLOYMENT PERIOD.
              ----------------------------------------------------------

          (a) Qualifying Termination, except for Death or Disability.  If the
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Full-Time Employment Period terminates for a reason set forth in clause (i) or
(iv) of Section 4(a):

              (i) the Executive shall be entitled to receive (1) all salary payable with respect to the period through the term of the Agreement as specified in Section 1, hereinafter referred to as the Severance Period, but in no instance, will such salary payments be for a period less than 12 months, (2) unpaid VIC and DVIC and VISO awarded, but not yet granted, for the prior calendar year, (3) the larger amount of (x) or (y) determined as follows: (x) VIC and DVIC for the then current calendar year, prorated through the date of such termination based on actual results of operations for such full calendar year or (y) a cash incentive compensation payment equivalent to the average of the three prior years' combined VIC and DVIC amounts, (4) reimbursement of expenses incurred through the date of such termination, and (5) the computer equipment, table, chairs and sideboard from the Executive's office on the effective date of this Agreement.

              (ii) each stock option granted to the Executive by the Company then held by the Executive shall, on the date of such termination be considered 100% vested, and be exercisable in full by the Executive for the term of such option in accordance with the applicable stock option agreement in effect at the time of such termination. The Company covenants that the Compensation Committee of the Board shall take such actions as necessary so that upon the termination of the Executive's employment as provided in Section 5(a), all current and future stock awards, are fully exercisable until the end of the term of the option.

              (iii) the Executive shall be entitled to receive all vested and unvested amounts, including all credited interest, in the Executive's DVIC account. Such payment will be made under the terms of the Executive's DVIC Agreement and commence at the direction of the Executive but no sooner than at the conclusion of payments under the Severance Period. The Company covenants that the Compensation Committee of the Board shall take such action as necessary so that


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          upon termination of the Executive as provided in Section 5(a), current and future DVIC awards are fully vested

              (iv) after expiration of salary payable under the Severance Period, the Executive shall become a part-time employee of the Company entitled to the compensation and benefits payable under the Directors Part-Time Employment Agreement, with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of the final average compensation, regardless of actual service determined under the Directors Part-Time Employment Agreement.

              (v) during the Severance Period and continuing through to age 65, the Executive shall be entitled to participate in the Company's medical, dental and life insurance plans on terms no less favorable than on the termination date.

          (b) Qualifying Termination Due to Death or Disability.  If the Full-
              -------------------------------------------------
Time Employment Period terminates for a reason set forth in clause (ii) or (iii) of Section 4(a):

              (i) the Executive or the Executive's executor, administrator or other legal representative, as the case may be, shall be entitled to receive (1) all salary payable through the date of such termination,
          (2) unpaid VIC and DVIC and VISO awarded, but not yet granted, for the prior calendar year, (3) VIC and DVIC and VISO for the then current calendar year, prorated through the date of such termination based on actual results of operations for such full calendar year, and (4) reimbursement of expenses incurred through the date of such termination;

              (ii) each stock option granted to the Executive by the Company then held by the Executive shall continue to vest pursuant to the normal schedule and shall be exercisable by the Executive or the Executive's executor, administrator or other legal representative, as the case may be, up to the term of such option in accordance with the applicable stock option agreement in effect at the time of such termination. The Company covenants that the Compensation Committee of the Board shall take such actions as necessary so that upon the termination of the Executive's employment as provided in Section 5(b), all current and future stock awards, are exercisable until the end of the term of the option.

              (iii) the Executive or the Executive's executor, administrator or other legal representative, as the case may be, shall be entitled to receive all vested and unvested amounts, including all credited

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          under the terms of the Executive's DVIC Agreement and commence at the direction of the Executive or the Executive's executor, administrator or other legal representative, as the case may be. The Company covenants that the Compensation Committee of the Board shall take such actions as necessary so that upon the termination of the ExecutiveOs employment as provided in Section 5(b), all current and future DVIC awards, are fully vested.

              (iv) the Executive or the Executive's qualified dependents, as the case may be, shall be entitled to participate in the Company's medical, dental and life insurance plans, as applicable, through age 65.

              (v) the Executive shall become a part-time employee of the Company, the Executive or the Executive's executor, administrator or other legal representative, as the case may be, shall be entitled to the compensation and benefits payable under the Directors Part-Time Employment Agreement, with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of the final average compensation, regardless of actual service determined under the Directors Part-Time Employment Agreement. The payment of these benefits shall commence immediately upon death or disability.

          (c) Nonqualifying Termination.  (i)  If the Full-Time Employment
              -------------------------
Period terminates for a reason set forth in clause (i) of Section 4(b):

              (1) the Executive shall be entitled to receive (A) all salary payable through the date of such termination, (B) unpaid VIC and DVIC and VISO awarded, but not yet granted, for the prior calendar year, and (C) reimbursement of expenses incurred through the date of such termination;

              (2) each stock option granted to the Executive by the Company then held by the Executive shall, on the date of termination, be exercisable pursuant to the terms of such option in accordance with the applicable stock option agreement in effect at the time of such termination.

              (3) the Executive shall be entitled to receive the vested portion of the amounts in the Executive's DVIC account. Such payments will be made per terms of the Executive's DVIC Agreement.

              (4) the Executive shall be entitled to participate in all other applicable benefit plans or programs in accordance with the provisions of such plans.

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          (ii) If the Full-Time Employment Period terminates for a reason set forth in clause (ii) of Section 4(b):

              (1) the Executive shall be entitled to receive (A) all salary payable through the date of such termination, (B) unpaid VIC and DVIC and VISO awarded, but not yet granted, for the prior calendar year,
          (C) reimbursement of expenses incurred through the date of such termination, and (D) the computer equipment, table, chairs and sideboard from the Executive's office on the effective date of this Agreement.

              (2) each stock option granted to the Executive by the Company then held by the Executive shall continue to vest pursuant to the normal schedule, and be exercisable by the Executive up to the term of such option in accordance with the applicable stock option agreement in effect at the time of such termination. The Company covenants that the Compensation Committee of the Board shall take such actions as necessary so that upon the termination of the Executive's employment as provided in Section 5(c), all current and future stock awards, are exercisable until the end of the term of the option.

              (3) the Executive shall be entitled to receive all vested and unvested amounts, including all credited interest, in the Executive's DVIC account. Such payment will be made under the terms of the ExecutiveOs DVIC Agreement and commence at the direction of the Executive. The Company covenants that the Compensation Committee of the Board shall take such action as necessary so that upon termination of the Executive as provided in Section 5(c), all current and future DVIC awards are fully vested.

              (4) the Executive shall become a part-time employee of the Company and be entitled to the compensation and benefits payable under the Directors Part-Time Employment Agreement, with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of the final average compensation, regardless of actual service determined under the Directors Part-Time Employment Agreement. The payment of these benefits shall commence immediately upon the Executive's termination.

              (5) the Executive or the Executive's qualified dependents, as the case may be, shall be entitled to participate in the Company's medical, dental and life insurance plans, as applicable, through age 65 on terms no less favorable than on the termination date.

          (d) After a Change in Control.  In the event of a termination, as
              -------------------------
defined in the Company's Asset Protection Plan, after a Change in Control, as defined in the Company's Asset Protection Plan, the Executive shall be entitled to

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payments in accordance with the Company's Asset Protection Plan. The Asset
Protection Plan supersedes this Agreement and no payments shall be made under this Agreement if termination occurs after a Change in Control and payments are made pursuant to the terms of the Asset Protection Plan.

          6.  FEDERAL AND STATE WITHHOLDING.  The Company shall deduct from the
              -----------------------------
amounts payable to the Executive pursuant to this Agreement the amount of all required federal and state withholding taxes in accordance with the Executive's Form W-4 on file with the Company and all applicable social security taxes.

          7.  NONCOMPETITION.  (a) Covenant Not to Compete.  During the period
              --------------       -----------------------
of the Executive's employment by the Company and for a period of one year thereafter following any termination and during any time the Executive is receiving payments under the Company's Directors Part-Time Employment Agreement, except with the prior written consent of the Board, the Executive:

          (1) shall not engage in any activities whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (i) the businesses conducted at the date hereof by the Company or any of its subsidiaries or affiliates ("True North Group"), or (ii) any business in which the True North Group is substantially engaged at any time during the Employment Period;

          (2) shall not solicit, in competition with the True North Group, any person who is a customer of the businesses conducted by the True North Group at the date hereof or of any business in which the True North Group is substantially engaged at any time during the Employment Period; and

          (3) shall not induce or attempt to persuade any employee of the True North Group to terminate the employment relationship with any of the True North Group.

          (b) Confidential Information and Trade Secrets.  The Executive shall
              ------------------------------------------
not, at any time during the Employment Period or thereafter, make use of any bidding information (or computer programs thereof) of any of the True North Group, nor divulge any trade secrets or other confidential information of any of the True North Group, except to the extent that such information becomes a matter of public record, is published in a newspaper, magazine or other periodical available to the general public or as the Company may so authorize in writing; and when an Executive shall cease to be employed by the Company, the Executive shall surrender to the Company all records and other documents obtained by him or entrusted to him during the course of his employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in Section 7(a)(1) or which were paid for by any of the True North Group; provided,

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however, that the Executive may retain copies of such documents as necessary for the Executive's personal records for federal income tax purposes.

          (c) Scope of Covenants; Remedies.  The following provisions shall
              ----------------------------
apply to the covenants of the Executive contained in this Section:

          (1) the covenants covered in Section 7(a)(1) and 7(a)(2) shall apply within all territories in which any of the True North Group is actively engaged in the conduct of business during the Employment Period, including, without limitation, the territories in which customers are then being solicited;

          (2) without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in Sections 7(a) and 7(b), including the cessation and recovery of payments and benefits paid and provided under this Agreement, it is expressly agreed that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

          (3) each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 7(a) and 7(b) any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

          (4) the covenants contained in Sections 7(a) and 7(b) shall survive the conclusion of the Executive's employment by the Company.

          8.  NONDISPARAGEMENT; COOPERATION.  The Executive shall not, at any
              -----------------------------
time during the Full-Time Employment Period or the duration of the Company's Directors Part-Time Employment Agreement or thereafter, make any statement, publicly or privately, which would disparage the Company, its business or any director or officer of the Company or would have a deleterious effect upon the interests of the CompanyOs business or its stockholders; provided, however, that the Executive shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of the Company by the Executive in the course of carrying out his duties pursuant to this Agreement or (ii) private statements made to persons other than clients or competitors of the Company or any of its subsidiaries or its affiliates (or their representatives) or members of the press or the financial community that do not have a material adverse effect upon the Company; and provided further that nothing contained in this Section 8 or in any other provision of this Agreement shall preclude the Executive from making any statement in good faith which is required by law, regulation or order of any court or regulatory commission, department or agency.

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          9.  ENFORCEMENT.  The parties hereto agree that the Company would be
              -----------
damaged irreparably in the event that any provision of Section 7 or 8 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors or permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). Each of the parties agrees that he or it will submit himself or itself to the personal jurisdiction of the courts of the State of Illinois in any action by the other party to enforce an arbitration award against him or it or to obtain interim injunctive or other relief pending an arbitration decision.

          10. SURVIVAL.  Sections 7, 8 and 9 of this Agreement shall survive and
              --------
continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Full-Time Employment Period or while the Executive is receiving payments under the Company's Directors Part-Time Employment Agreement.

          11. ARBITRATION.  Any dispute or controversy between the Company and
              -----------
the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United State Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

          12. REIMBURSEMENT OF LEGAL EXPENSES. If any contest or dispute shall arise under this Plan involving termination of an Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with such contest or dispute, together with interest in an amount equal

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to the prime rate of Citibank, N.A. from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives the Executive's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Executive's claims in such contest or dispute, the Executive shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the Executive pursuant to this Section 12.

          13. NOTICE.  All notices and other communications required or
              ------
permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (1) if to the Executive, to the most recent address then shown on the employment records of the Executive's Employer, and if to the Company, to True North Communications Inc., 101 East Erie Street, Chicago, Illinois 60611-2897,
Attention: Secretary, or (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          14. SEVERABILITY.  Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15. ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
              ----------------
and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understanding, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

          16. SUCCESSORS AND ASSIGNS.  This Agreement shall be enforceable by
              ----------------------
the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and permitted assigns. Any successor of the Company shall assume by instrument delivered to the Executive the liabilities of the Company hereunder. This Agreement shall not be assigned by the Company other than to a successor pursuant to a merger, consolidation or transfer of all or substantially all of the capital stock or assets of the Company.

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

          17. GOVERNING LAW.  This Agreement shall be governed by and construed
              -------------
and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

          18. AMENDMENT AND WAIVER.  The provisions of this Agreement may be
              --------------------
amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          19. COUNTERPARTS.  This Agreement may be executed in two counterparts,
              ------------
each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  TRUE NORTH COMMUNICATIONS INC.

                                  By:    WILLIAM A. SCHREYER
                                     ------------------------------------------
                                        William A. Schreyer
                                        Chairman of the Compensation
                                        Committee of the Board of Directors



                                         GREGORY W. BLAINE
                                     ------------------------------------------
                                         Gregory W. Blaine


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